FEE AND EXPENSE AGREEMENT

THIS AMENDED AND RESTATED FEE AND EXPENSE AGREEMENT is made as of October 3, 2008, as amended and restated as of November 15, 2023, among Allspring Funds Trust (the “Trust”), a Delaware statutory trust, for itself and on behalf of its series listed from time to time in Schedule A and B attached hereto (individually referred to as the “Fund” or collectively referred to as the “Funds”), Allspring Master Trust (“Master Trust”), a Delaware statutory trust, and Allspring Funds Management, LLC (“Funds Management” or the “Adviser”), a limited liability company organized under the laws of the State of Delaware.
WHEREAS, each of the Trust and Master Trust is an open-end investment company registered under the Investment Company Act of 1940; and
WHEREAS, Funds Management serves as investment adviser and/or administrator to each of the Funds pursuant to an investment advisory agreement (the “Investment Advisory Agreement”) and/or an administration agreement (the “Administration Agreement”);
NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:
1.
Limitation on Total Operating Expense Ratios.  The Adviser hereby agrees to waive any advisory fees payable to it under the Investment Advisory Agreement, waive any administration fees payable to it under the Administration Agreement, and/or reimburse other expenses of the Funds or a class to the extent necessary to maintain a total operating expense ratio for each class of each Fund that does not exceed its capped operating expense ratio (each, a “Capped Operating Expense Ratio”) as set forth from time to time in Schedule A attached hereto (each, a “Commitment”).  The operating expenses that may not exceed the Capped Operating Expense Ratio do not include expenses that are not included in calculating a fund’s operating expense ratio as reflected in its audited financial highlights (such as brokerage commissions, stamp duty fees, interest, taxes or acquired fund fees and expense), prime broker fees, dividend and interest expense on securities sold short and do not include Extraordinary Expenses.  Extraordinary Expenses shall include other expenses as are determined by a vote of the majority of the Trustees to be Extraordinary Expenses for this purpose.

1  On November 15, 2023, the Board of Trustees of Allspring Funds Trust approved proposed changes to the Absolute Return Fund effective on or about March 15, 2024.

2.
Application of the Commitments to Tiered Funds.  A Fund that invests in shares of a money market Fund need not attribute the money market Fund’s fees to the investing Fund’s operating expenses.  A non-Spectrum Fund (other than Absolute Return Fund)1 that invests in shares of a Allspring Master Trust portfolio or in shares of a non-money market Fund shall attribute the portfolio’s or non-money market Fund’s fees to the investing Fund’s operating expenses.  A Dynamic Target Date Fund that invests in securities of any registered investment company other than a money market Fund shall attribute the registered investment company’s fees to the investing Fund’s operating expenses.  Absolute Return Fund1 and each Spectrum Fund that invests in shares of a Allspring Master Trust Portfolio or in shares of a non-money market Fund need not attribute the portfolio’s or non-money market Fund’s fees to the investing Fund’s operating expenses.   Except as expressly provided in this Section 2, a Fund that invests in securities of any registered investment company need not attribute the fees of such other registered investment company to the investing Fund’s operating expenses.
3.
Duration of the Commitments.
(a)
Initial Waiver.  The parties agree that Funds Management will maintain the Capped Operating Expense Ratios until the expiration/renewal date specified in Schedule A (the “Expiration/Renewal Date”).
(b)
Automatic Renewal of the Commitments.  The parties agree that each Commitment will renew automatically for a period of one year from each anniversary of the Expiration/Renewal Date unless, prior to such anniversary date: (i) Funds Management provides notice to the Board to the effect that it has elected not to renew a Commitment for a full year with respect to one or more specified Funds or classes; (ii) Funds Management provides notice to the Board to the effect that it has elected to reduce a listed Capped Operating Expense Ratio with respect to one or more specified Funds or classes; and/or (iii) the Board approves an increase to the listed Capped Operating Expense Ratio with respect to one or more specified Funds or classes.  The notice referred to in subparagraphs (i) and (ii), above, or in subparagraph (i) of Subsection 3(c), may take the form of presentation materials delivered to the Board at or before a meeting of the Board, a presentation to the Board at a meeting that is reflected in the minutes of such meeting, or written notice delivered to the Board.
(c)
Funds Management’s Obligations Following Non-Renewal of a Commitment.  Following any non-renewal of a Commitment with respect to one or more specified Funds or classes pursuant to Subsection 3(b), Funds Management will nevertheless maintain the listed Capped Operating Expense Ratio of the Fund or class until such time as:  (i) Funds Management provides notice to the Board that it is reinstating the Commitment with respect to the Fund or class at the same or a reduced Capped Operating Expense Ratio, in which case the provisions of Subsection 3(b) shall govern thereafter; (ii) the Board  approves an increase in the listed Capped Operating Expense Ratio, in which case the provisions of Subsection 3(d) shall govern; or (iii) the Board approves the elimination of any obligation to maintain a specified ratio.
(d)
Board Approval of an Increase in a Capped Operating Expense Ratio.  If the Board approves an increase in the listed Capped Operating Expense Ratio of a Fund or class, Funds Management’s Commitment to maintain the higher Capped Operating Expenses Ratio will be governed by the renewal and non-renewal provisions of Subsection 3(b).

(e)
Funds Management’s Ability to Reduce a Capped Operating Expense Ratio or Extend the Term of a Commitment.  Notwithstanding any other provision of this Agreement, Funds Management may reduce the Capped Operating Expense Ratio of a Fund or a class, or extend the term of the Commitment to maintain the Capped Operating Expense Ratio of a Fund or a class, without prior approval of the Board.  Funds Management shall inform the Board of any action taken under this Subsection no later than the next regularly scheduled Board meeting.  Unless Funds Management informs the Board that the reduced Capped Operating Expense Ratio will be governed by the renewal and non-renewal provisions of Subsection 3(b), the Capped Operating Expense Ratio of the Fund or class will revert to the Capped Operating Expense Ratio previously in effect at the next Expiration/Renewal Date.
4.
Modification; Amendment.  No modification or amendment to this Agreement shall be binding unless in writing and executed by Funds Management, the Trust and, if affected thereby, Allspring Master Trust.  Notwithstanding the foregoing, the parties hereby agree that the Schedules may be amended or supplemented by having Funds Management, the Trust and, if affected thereby, Allspring Master Trust execute updated Schedules, without having such action constitute a modification or amendment to this Agreement.  Among other matters, the parties intend that: (a) Schedule A shall be updated to reflect any additional Funds or classes that are established from time to time by the Trust and as to which a Capped Operating Expense Ratio is established; (b) Schedule A shall be updated to reflect any increases to Capped Operating Expense Ratios that have been approved by the Board or any reductions in Capped Operating Expense Ratios that have been implemented pursuant to the notice provisions of Subsections 3(b) or 3(c), or any reductions implemented by Funds Management pursuant to Subsection 3(e); (c) Schedule A shall be updated to reflect any term extensions implemented by Funds Management pursuant to Section 3(e); and (d) Schedule A shall designate any Funds or classes as to which a Commitment has not been renewed until (i) a Commitment is reinstated pursuant to Subsection 3(c) or 3(d), or (ii) the Board approves the elimination of any obligation to maintain a specified ratio, at which time such Fund or class shall be moved to Schedule B.
5.
Entire Agreement.  This Amended and Restated Agreement constitutes the entire agreement of the parties with respect to its subject matter.  Each provision herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.  In addition, each provision herein shall be treated as separate and independent with respect to each Fund.
IN WITNESS WHEREOF, the parties have duly executed this Amended and Restated Agreement as of November 15, 2023.

ALLSPRING FUNDS TRUST, for itself and on
behalf of its series listed from time to time on the
Schedules attached hereto

By

Matthew Prasse
Secretary

ALLSPRING MASTER TRUST

By

Matthew Prasse
Secretary

ALLSPRING FUNDS MANAGEMENT, LLC

By

Andrew Owen
President

SCHEDULE A
FEE AND EXPENSE AGREEMENT
ALLSPRING FUNDS TRUST

(Capped Operating Expense Ratios)
FUNDS/CLASSES	Capped Operating Expense Ratio	Expiration / Renewal Date
Absolute Return Fund[2] Class A Class C Class R6 Institutional Class	0.70% 1.45% 0.28% 0.33%	August 31, 2026 August 31, 2026 August 31, 2026 August 31, 2026
Alternative Risk Premia Fund Class R6 Institutional Class	0.62% 0.72%	October 31, 2026 October 31, 2026
Asset Allocation Fund[3] Class A Class C Administrator Class Institutional Class	1.07% 1.82% 0.90% 0.75%	August 31, 2026 August 31, 2026 August 31, 2026 August 31, 2026
California Limited-Term Tax-Free Fund Class A Institutional Class	0.80% 0.50%	October 31, 2026 October 31, 2026
California Tax-Free Fund Class A Class C Institutional Class	0.75% 1.50% 0.48%	October 31, 2026 October 31, 2026 October 31, 2026
Common Stock Fund[4] Class A Class R6 Institutional Class	1.25% 0.83% 0.85%	January 31, 2027 January 31, 2027 January 31, 2027
Core Bond Fund[5] Class A Class C Class R6 Administrator Class Institutional Class	0.70% 1.45% 0.33% 0.65% 0.38%	August 31, 2026 August 31, 2026 August 31, 2026 August 31, 2026 August 31, 2026

2
On May 19, 2026, the Board of Trustees of Allspring Funds Trust were notified of the following reduction to the net operating expense ratios for the Absolute Return Fund effective on or about July 1, 2026 through August 31, 2027: Class A 0.69%, Class C 1.44%.
3
On May 19, 2026, the Board of Trustees of Allspring Funds Trust were notified of the following reduction to the net operating expense ratios for the Asset Allocation Fund effective on or about July 1, 2026 through August 31, 2027: Class A 1.06%, Class C 1.81%.
4
On May 19, 2026, the Board of Trustees of Allspring Funds Trust were notified of the following reduction to the net operating expense ratios for the Common Stock Fund effective on or about July 1, 2026 through January 31, 2028: Class A 1.21%, Class R6 0.80%.

On May 19, 2026, the Board of Trustees of Allspring Funds Trust were notified of the following reduction to the net operating expense ratios for the Core Bond Fund effective on or about July 1, 2026 through August 31, 2027: Class A 0.69%, Class C 1.44%.

FUNDS/CLASSES	Capped Operating Expense Ratio	Expiration / Renewal Date
Core Plus Bond Fund[6] Class A Class C Class R6 Administrator Class Institutional Class	0.67% 1.42% 0.30% 0.60% 0.35%	December 31, 2026 December 31, 2026 December 31, 2026 December 31, 2026 December 31, 2026
Disciplined Small Cap Fund[7] Class A Class R6 Institutional Class	0.92% 0.50% 0.60%	July 31, 2026 July 31, 2026 July 31, 2026
Disciplined U.S. Core Fund[8] Class A Class C Class R6 Institutional Class	0.86% 1.61% 0.43% 0.48%	November 30, 2026 November 30, 2026 November 30, 2026 November 30, 2026
Diversified Capital Builder Fund[9] Class A Class C Institutional Class	1.11% 1.86% 0.78%	January 31, 2027 January 31, 2027 January 31, 2027
Diversified Income Builder Fund[10] Class A Class C Class R6 Institutional Class	0.84% 1.59% 0.42% 0.52%	January 31, 2027 January 31, 2027 January 31, 2027 January 31, 2027
Emerging Growth Fund[11] Class A Class R6 Institutional Class	1.22% 0.80% 0.90%	August 31, 2026 August 31, 2026 August 31, 2026

6
On May 19, 2026, the Board of Trustees of Allspring Funds Trust were notified of the following reduction to the net operating expense ratios for the Core Plus Bond Fund effective on or about July 1, 2026 through December 31, 2027: Class A 0.66%, Class C 1.41%.
7
On May 19, 2026, the Board of Trustees of Allspring Funds Trust were notified of the following reduction to the net operating expense ratios for the Disciplined Small Cap Fund effective on or about July 1, 2026 through July 31, 2027: Class A 0.91%.
8
On May 19, 2026, the Board of Trustees of Allspring Funds Trust were notified of the following reduction to the net operating expense ratios for the Disciplined U.S. Core Fund effective on or about July 1, 2026 through November 30, 2027: Class A 0.85%, Class C 1.60%.
9
On May 19, 2026, the Board of Trustees of Allspring Funds Trust were notified of the following reduction to the net operating expense ratios for the Diversified Capital Builder Fund effective on or about July 1, 2026 through January 31, 2028: Class A 1.10%, Class C 1.85%.
10
On May 19, 2026, the Board of Trustees of Allspring Funds Trust were notified of the following reduction to the net operating expense ratios for the Diversified Income Builder Fund effective on or about July 1, 2026 through January 31, 2028: Class A 0.83%, Class C 1.58%.

On May 19, 2026, the Board of Trustees of Allspring Funds Trust were notified of the following reduction to the net operating expense ratios for the Emerging Growth Fund effective on or about July 1, 2026 through August 31, 2027: Class A 1.21%.

FUNDS/CLASSES	Capped Operating Expense Ratio	Expiration / Renewal Date
Emerging Markets Equity Fund[12] Class A Class R6 Institutional Class	1.43% 1.01% 1.11%	February 28, 2027 February 28, 2027 February 28, 2027
Emerging Markets Equity Advantage Fund[13] Class A Class R6 Institutional Class	1.43% 1.01% 1.11%	February 28, 2027 February 28, 2027 February 28, 2027
Government Money Market Fund[14],[15] Class A Administrator Class Capital Class Elevate Class Institutional Class Roberts & Ryan Class Select Class Service Class Sweep Class Tribal Inclusion Class	0.58% 0.34% 0.17% 0.16% 0.20% 0.20% 0.14% 0.50% 0.50% 0.16%	May 31, 2027 May 31, 2027 May 31, 2027 May 31, 2027 May 31, 2027 May 31, 2027 May 31, 2027 May 31, 2027 May 31, 2027 May 31, 2027
Government Securities Fund[16] Class A Institutional Class	0.84% 0.48%	December 31, 2026 December 31, 2026
Growth Fund[17] Class A Class R6 Administrator Class Institutional Class	1.15% 0.70% 0.96% 0.75%	November 30, 2026 November 30, 2026 November 30, 2026 November 30, 2026
High Yield Bond Fund[18] Class A Institutional Class	0.92% 0.53%	December 31, 2026 December 31, 2026

12
On May 19, 2026, the Board of Trustees of Allspring Funds Trust were notified of the following reduction to the net operating expense ratios for the Emerging Markets Equity Fund effective on or about July 1, 2026 through February 29, 2028: Class A 1.42%.
13
On May 19, 2026, the Board of Trustees of Allspring Funds Trust were notified of the following reduction to the net operating expense ratios for the Emerging Markets Equity Advantage Fund effective on or about July 1, 2026 through February 29, 2028: Class A 1.42%.
14
On November 16, 2022, the Board of Trustees of Allspring Funds Trust approved the establishment of the Elevate Class to the Allspring Government Money Market Fund effective at a date to be determined.
15
On May 19, 2026, the Board of Trustees of Allspring Funds Trust were notified of the following reduction to the net operating expense ratios for the Government Money Market Fund effective on or about July 1, 2026 through May 31, 2028: Class A 0.56%.
16
On May 19, 2026, the Board of Trustees of Allspring Funds Trust were notified of the following reduction to the net operating expense ratios for the Government Securities Fund effective on or about July 1, 2026 through December 31, 2027: Class A 0.82%.
17
On May 19, 2026, the Board of Trustees of Allspring Funds Trust were notified of the following reduction to the net operating expense ratios for the Growth Fund effective on or about July 1, 2026 through November 30, 2027: Class A 1.12%.

On May 19, 2026, the Board of Trustees of Allspring Funds Trust were notified of the following reduction to the net operating expense ratios for the High Yield Bond Fund effective on or about July 1, 2026 through December 31, 2027: Class A 0.90%.

FUNDS/CLASSES	Capped Operating Expense Ratio	Expiration / Renewal Date
High Yield Municipal Bond Fund Class A Class C Class R6 Institutional Class	0.80% 1.55% 0.50% 0.55%	October 31, 2026 October 31, 2026 October 31, 2026 October 31, 2026
Income Plus Fund[19] Class A Institutional Class	0.71% 0.39%	January 31, 2027 January 31, 2027
Index Asset Allocation Fund[20] Class A Class C Administrator Class Institutional Class	1.07% 1.82% 0.90% 0.75%	January 31, 2027 January 31, 2027 January 31, 2027 January 31, 2027
Index Fund Class A Class C Administrator Class	0.44% 1.19% 0.25%	August 31, 2026 August 31, 2026 August 31, 2026
Innovation Fund[21] Class A Institutional Class	1.22% 0.90%	July 31, 2026 July 31, 2026
Intermediate Tax/AMT-Free Fund[22] Class A Class C Class R6 Institutional Class	0.67% 1.42% 0.30% 0.35%	October 31, 2026 October 31, 2026 October 31, 2026 October 31, 2026
International Equity Fund Class A Class R6 Institutional Class	1.14% 0.79% 0.84%	February 28, 2027 February 28, 2027 February 28, 2027
Large Cap Core Fund[23] Class A Class C Class R6 Institutional Class	1.07% 1.82% 0.65% 0.67%	November 30, 2026 November 30, 2026 November 30, 2026 November 30, 2026

19
On May 19, 2026, the Board of Trustees of Allspring Funds Trust were notified of the following reduction to the net operating expense ratios for the Income Plus Fund effective on or about July 1, 2026 through January 31, 2028: Class A 0.70%.
20
On May 19, 2026, the Board of Trustees of Allspring Funds Trust were notified of the following reduction to the net operating expense ratios for the Index Asset Allocation Fund effective on or about July 1, 2026 through January 31, 2028: Class A 1.06%, Class C 1.81%.
21
On May 19, 2026, the Board of Trustees of Allspring Funds Trust were notified of the following reduction to the net operating expense ratios for the Innovation Fund effective on or about July 1, 2026 through July 31, 2027: Class A 1.21%.
22
On May 19, 2026, the Board of Trustees of Allspring Funds Trust were notified of the following reduction to the net operating expense ratios for the Intermediate Tax/AMT-Free Fund effective on or about July 1, 2026 through October 31, 2027: Class A 0.66%, Class C 1.41%.

On May 19, 2026, the Board of Trustees of Allspring Funds Trust were notified of the following reduction to the net operating expense ratios for the Large Cap Core Fund effective on or about July 1, 2026 through November 30, 2027: Class A 1.06%, Class C 1.81%.

FUNDS/CLASSES	Capped Operating Expense Ratio	Expiration / Renewal Date
Large Cap Growth Fund[24] Class A Class R6 Administrator Class Institutional Class	1.02% 0.60% 0.94% 0.70%	November 30, 2026 November 30, 2026 November 30, 2026 November 30, 2026
Large Cap Value Fund[25] Class A Class R6 Institutional Class	0.82% 0.40% 0.50%	August 31, 2026 August 31, 2026 August 31, 2026
Mid Cap Growth Fund Class A Class R6 Institutional Class	1.18% 0.80% 0.85%	January 31, 2027 January 31, 2027 January 31, 2027
Minnesota Tax-Free Fund[26] Class A Institutional Class	0.84% 0.52%	October 31, 2026 October 31, 2026
Money Market Fund[27] Class A Class C Premier Class Service Class	0.58% 1.33% 0.20% 0.50%	May 31, 2027 May 31, 2027 May 31, 2027 May 31, 2027
Municipal Bond Fund Class A Class C Class R6 Administrator Class Institutional Class	0.75% 1.50% 0.40% 0.60% 0.45%	October 31, 2026 October 31, 2026 October 31, 2026 October 31, 2026 October 31, 2026
National Tax-Free Money Market Fund Administrator Class Premier Class Service Class	0.30% 0.20% 0.45%	May 31, 2027 May 31, 2027 May 31, 2027
Opportunity Fund[28] Class A Class R6 Administrator Class Institutional Class	1.17% 0.72% 1.00% 0.75%	January 31, 2027 January 31, 2027 January 31, 2027 January 31, 2027

24
On May 19, 2026, the Board of Trustees of Allspring Funds Trust were notified of the following reduction to the net operating expense ratios for the Large Cap Growth Fund effective on or about July 1, 2026 through November 30, 2027: Class A 1.01%.
25
On May 19, 2026, the Board of Trustees of Allspring Funds Trust were notified of the following reduction to the net operating expense ratios for the Large Cap Value Fund effective on or about July 1, 2026 through August 31, 2027: Class A 0.81%.
26
On May 19, 2026, the Board of Trustees of Allspring Funds Trust were notified of the following reduction to the net operating expense ratios for the Minnesota Tax-Free Fund effective on or about July 1, 2026 through October 31, 2027: Class A 0.83%.
27
On May 19, 2026, the Board of Trustees of Allspring Funds Trust were notified of the following reduction to the net operating expense ratios for the Money Market Fund effective on or about July 1, 2026 through May 31, 2028: Class A 0.56%, Class C 1.31%.

On May 19, 2026, the Board of Trustees of Allspring Funds Trust were notified of the following reduction to the net operating expense ratios for the Opportunity Fund effective on or about July 1, 2026 through January 31, 2028: Class A 1.10%, Class R6 0.69%.

FUNDS/CLASSES	Capped Operating Expense Ratio	Expiration / Renewal Date
Pennsylvania Tax-Free Fund Class A Institutional Class	0.74% 0.49%	October 31, 2026 October 31, 2026
Precious Metals Fund Class A Class C Institutional Class	1.09% 1.84% 0.79%	July 31, 2026 July 31, 2026 July 31, 2026
Premier Large Company Growth Fund[29] Class A Class R6 Administrator Class Institutional Class	1.10% 0.65% 1.00% 0.70%	November 30, 2026 November 30, 2026 November 30, 2026 November 30, 2026
Real Return Fund[30] Class A Class R6 Institutional Class	0.77% 0.40% 0.45%	August 31, 2026 August 31, 2026 August 31, 2026
Short Duration Government Bond Fund[31] Class A Class R6 Institutional Class	0.77% 0.37% 0.42%	December 31, 2026 December 31, 2026 December 31, 2026
Short-Term Bond Plus Fund[32] Class A Class R6 Institutional Class	0.61% 0.24% 0.29%	December 31, 2026 December 31, 2026 December 31, 2026
Short-Term High Income Fund Class A Class C Institutional Class	0.81% 1.56% 0.50%	December 31, 2026 December 31, 2026 December 31, 2026
Short-Term Municipal Bond Fund Class A Class C Class R6 Institutional Class	0.63% 1.38% 0.35% 0.40%	October 31, 2026 October 31, 2026 October 31, 2026 October 31, 2026

29
On May 19, 2026, the Board of Trustees of Allspring Funds Trust were notified of the following reduction to the net operating expense ratios for the Premier Large Company Growth Fund effective on or about July 1, 2026 through November 30, 2027: Class A 1.08%.
30
On May 19, 2026, the Board of Trustees of Allspring Funds Trust were notified of the following reduction to the net operating expense ratios for the Real Return Fund effective on or about July 1, 2026 through August 31, 2027: Class A 0.76%.
31
On May 19, 2026, the Board of Trustees of Allspring Funds Trust were notified of the following reduction to the net operating expense ratios for the Short Duration Government Bond Fund effective on or about July 1, 2026 through December 31, 2027: Class A 0.76%.

On May 19, 2026, the Board of Trustees of Allspring Funds Trust were notified of the following reduction to the net operating expense ratios for the Short-Term Bond Plus Fund effective on or about July 1, 2026 through December 31, 2027: Class A 0.60%.

FUNDS/CLASSES	Capped Operating Expense Ratio	Expiration / Renewal Date
Small Company Growth Fund[33] Class A Class R6 Institutional Class	1.28% 0.86% 0.94%	August 31, 2026 August 31, 2026 August 31, 2026
Small Company Value Fund Class A Class R6 Institutional Class	1.15% 0.75% 0.85%	August 31, 2026 August 31, 2026 August 31, 2026
SMID Cap Growth Fund[34] Class A Class R6 Administrator Class Institutional Class	1.21% 0.79% 1.14% 0.89%	January 31, 2027 January 31, 2027 January 31, 2027 January 31, 2027
Special Global Small Cap Fund[35] Class A Institutional Class	1.42% 1.10%	February 28, 2027 February 28, 2027
Special International Small Cap Fund[36] Class A Class R6 Institutional Class	1.37% 0.95% 1.05%	February 28, 2027 February 28, 2027 February 28, 2027
Special Large Cap Value Fund[37] Class A Class R6 Administrator Class Institutional Class	0.82% 0.40% 0.75% 0.50%	November 30, 2026 November 30, 2026 November 30, 2026 November 30, 2026
Special Mid Cap Value Fund[38] Class A Class C Class R6 Administrator Class Institutional Class	1.15% 1.90% 0.73% 1.08% 0.83%	January 31, 2027 January 31, 2027 January 31, 2027 January 31, 2027 January 31, 2027

33
On May 19, 2026, the Board of Trustees of Allspring Funds Trust were notified of the following reduction to the net operating expense ratios for the Small Company Growth Fund effective on or about July 1, 2026 through August 31, 2027: Class A 1.27%.
34
On May 19, 2026, the Board of Trustees of Allspring Funds Trust were notified of the following reduction to the net operating expense ratios for the SMID Cap Growth Fund effective on or about July 1, 2026 through January 31, 2028: Class A 1.20%.
35
On May 19, 2026, the Board of Trustees of Allspring Funds Trust were notified of the following reduction to the net operating expense ratios for the Special Global Small Cap Fund effective on or about July 1, 2026 through February 29, 2028: Class A 1.41%.
36
On May 19, 2026, the Board of Trustees of Allspring Funds Trust were notified of the following reduction to the net operating expense ratios for the Special International Small Cap Fund effective on or about July 1, 2026 through February 29, 2028: Class A 1.36%.
37
On May 19, 2026, the Board of Trustees of Allspring Funds Trust were notified of the following reduction to the net operating expense ratios for the Special Large Cap Value Fund effective on or about July 1, 2026 through November 30, 2027: Class A 0.81%.

On May 19, 2026, the Board of Trustees of Allspring Funds Trust were notified of the following reduction to the net operating expense ratios for the Special Mid Cap Value Fund effective on or about July 1, 2026 through January 31, 2028: Class A 1.14%, Class C 1.89%.

FUNDS/CLASSES	Capped Operating Expense Ratio	Expiration / Renewal Date
Special Small Cap Value Fund[39] Class A Class R6 Administrator Class Institutional Class	1.30% 0.88% 1.19% 0.94%	July 31, 2026 July 31, 2026 July 31, 2026 July 31, 2026
Spectrum Aggressive Growth Fund[40] Class A Class C Administrator Class Institutional Class	0.72% 1.47% 0.65% 0.40%	August 31, 2026 August 31, 2026 August 31, 2026 August 31, 2026
Spectrum Conservative Growth Fund[41] Class A Class C Institutional Class	0.72% 1.47% 0.40%	August 31, 2026 August 31, 2026 August 31, 2026
Spectrum Growth Fund[42] Class A Class C Institutional Class	0.72% 1.47% 0.40%	August 31, 2026 August 31, 2026 August 31, 2026
Spectrum Income Allocation Fund[43] Class A Class C Institutional Class	0.72% 1.47% 0.40%	August 31, 2026 August 31, 2026 August 31, 2026
Spectrum Moderate Growth Fund[44] Class A Class C Institutional Class	0.70% 1.45% 0.38%	August 31, 2026 August 31, 2026 August 31, 2026

39
On May 19, 2026, the Board of Trustees of Allspring Funds Trust were notified of the following reduction to the net operating expense ratios for the Special Small Cap Value Fund effective on or about July 1, 2026 through July 31, 2027: Class A 1.29%.
40
On May 19, 2026, the Board of Trustees of Allspring Funds Trust were notified of the following reduction to the net operating expense ratios for the Spectrum Aggressive Growth Fund effective on or about July 1, 2026 through August 31, 2027: Class A 0.71%, Class C 1.46%.
41
On May 19, 2026, the Board of Trustees of Allspring Funds Trust were notified of the following reduction to the net operating expense ratios for the Spectrum Conservative Growth Fund effective on or about July 1, 2026 through August 31, 2027: Class A 0.71%, Class C 1.46%.
42
On May 19, 2026, the Board of Trustees of Allspring Funds Trust were notified of the following reduction to the net operating expense ratios for the Spectrum Growth Fund effective on or about July 1, 2026 through August 31, 2027: Class A 0.71%, Class C 1.46%.
43
On May 19, 2026, the Board of Trustees of Allspring Funds Trust were notified of the following reduction to the net operating expense ratios for the Spectrum Income Allocation Fund effective on or about July 1, 2026 through August 31, 2027: Class A 0.71%, Class C 1.46%.

On May 19, 2026, the Board of Trustees of Allspring Funds Trust were notified of the following reduction to the net operating expense ratios for the Spectrum Moderate Growth Fund effective on or about July 1, 2026 through August 31, 2027: Class A 0.69%, Class C 1.44%.

FUNDS/CLASSES	Capped Operating Expense Ratio	Expiration / Renewal Date
Strategic Municipal Bond Fund[45] Class A Class C Class R6 Institutional Class	0.79% 1.54% 0.42% 0.47%	October 31, 2026 October 31, 2026 October 31, 2026 October 31, 2026
Treasury Plus Money Market Fund[46] Class A Administrator Class Capital Class Institutional Class Roberts & Ryan Class Select Class Service Class	0.58% 0.34% 0.17% 0.20% 0.20% 0.14% 0.45%	May 31, 2027 May 31, 2027 May 31, 2027 May 31, 2027 May 31, 2027 May 31, 2027 May 31, 2027
Ultra Short-Term Income Fund Class A Class A2 Institutional Class	0.50% 0.40% 0.25%	December 31, 2026 December 31, 2026 December 31, 2026
Ultra Short-Term Municipal Income Fund Class A Class A2 Class R6 Institutional Class	0.50% 0.40% 0.20% 0.25%	October 31, 2026 October 31, 2026 October 31, 2026 October 31, 2026
Utility and Telecommunications Fund[47] Class A Institutional Class	1.04% 0.72%	July 31, 2026 July 31, 2026
Wisconsin Tax-Free Fund Class A Institutional Class	0.70% 0.52%	October 31, 2026 October 31, 2026
100% Treasury Money Market Fund Administrator Class Advisor Class[48] Capital Class Institutional Class Roberts & Ryan Class Service Class Sweep Class	0.30% 0.42% 0.17% 0.20% 0.20% 0.50% 0.50%	May 31, 2027 May 31, 2028 May 31, 2027 May 31, 2027 May 31, 2027 May 31, 2027 May 31, 2027

Schedule A amended:  May 19, 2026
The foregoing schedule of capped operating expense ratios is agreed to as of May 19, 2026 and shall remain in effect until changed in writing by the parties.

ALLSPRING FUNDS TRUST

By:  /s/ Matthew Prasse

Matthew Prasse

Secretary

ALLSPRING FUNDS MANAGEMENT, LLC

By:  /s/ John Kenney
John Kenney
President

As of May 18, 2004

Amended and Restated Fee and Expense Agreement
Schedule B

ALLSPRING FUNDS TRUST
Not Subject to Capped Operating Expense Ratios

Name of Fund/Class	Date of Removal from Schedule A

45
On May 19, 2026, the Board of Trustees of Allspring Funds Trust were notified of the following reduction to the net operating expense ratios for the Strategic Municipal Bond Fund effective on or about July 1, 2026 through October 31, 2027: Class A 0.78%, Class C 1.53%.
46
On May 19, 2026, the Board of Trustees of Allspring Funds Trust were notified of the following reduction to the net operating expense ratios for the Treasury Plus Money Market Fund effective on or about July 1, 2026 through May 31, 2028: Class A 0.57%.
47
On May 19, 2026, the Board of Trustees of Allspring Funds Trust were notified of the following reduction to the net operating expense ratios for the Utility and Telecommunications Fund effective on or about July 1, 2026 through July 31, 2027: Class A 1.03%.
48  On May 19, 2026, the Board of Trustees of Allspring Funds Trust approved the establishment of the Advisor Class for the 100% Treasury Money Market Fund effective on or about July 20, 2026.